Exhibit 99.1

12500 West Creek Parkway
Richmond, VA 23238
Phone (804) 484-7700
FAX (804) 484-7701
NEWS RELEASE

FOR MORE INFORMATION:

Investor Contact:
Media Contact:	John Austin
Cheryl Moore	SVP and Chief Financial Officer
Director, Corporate Communications	(804) 484-7753
(804) 484-6273

Jeff Fender
Vice President and Treasurer
(804) 484-6231
PERFORMANCE FOOD GROUP COMPANY SHAREHOLDERS
APPROVE MERGER
RICHMOND, Va. (May 14, 2008) — Performance Food Group Company (NASDAQ/NGS: PFGC) announced today that its shareholders have voted to approve the proposed merger of Performance Food Group Company with a wholly-owned subsidiary of an affiliate of The Blackstone Group and Wellspring Capital Management LLC pursuant to the terms of the merger agreement dated January 18, 2008.
Based upon the preliminary tally of shares voted, approximately 27.7 million shares were voted (in person or by proxy) at the special meeting held today, representing 77.9% of Performance Food Group Company’s total outstanding voting shares as of the April 3, 2008 record date. Of those shares voting, approximately 27.6 million shares voted in favor of approval of the merger agreement, representing 99.8% of Performance Food Group Company’s total outstanding voting shares as of the April 3, 2008 record date.
Under the terms of the merger agreement, Performance Food Group Company’s shareholders will receive $34.50 in cash, without interest and less applicable withholding tax requirements, for each share of the Company’s common stock held as of the effective time of the merger. The transaction is currently anticipated to close by the end of the second quarter of 2008.
Performance Food Group markets and distributes more than 68,000 national and private label food and food-related products to over 41,000 restaurants, hotels, cafeterias, schools, healthcare facilities and other institutions. For more information on Performance Food Group, visit www.pfgc.com.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements based on current Performance Food Group Company management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination that under certain circumstances could require Performance Food Group Company to pay a $40.0 million termination fee to VISTAR Corporation; (2) the outcome of any legal proceedings that have been or may be instituted against Performance Food Group Company and others relating to the merger agreement; (3) the failure of the merger to close for any reason, including the inability to complete the merger due to the failure to satisfy the conditions to completion of the merger or the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger, and the risk that any failure of the merger to close may adversely affect Performance Food Group Company’s business and the price of Performance Food Group Company’s common stock; (5) risks that the proposed transaction diverts management’s attention and disrupts current plans and operations, and the potential difficulties in employee retention as a result of the merger; (6) the effect of the announcement of the merger and actions taken in anticipation of the merger on Performance Food Group Company’s business relationships, operating results and business generally; and (7) the amount of the costs, fees, expenses and charges related to the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Performance Food Group Company’s ability to control or predict. Performance Food Group Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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